Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Select Maturities Municipal Fund
811-07056


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board
Members.

Voting results are as follows:

<c>Common shares

To approve a new investment management
agreement

   For
           5,278,700
   Against
              167,457
   Abstain
              142,829
   Broker Non-Votes
           1,741,018
      Total
           7,330,004


To approve a new sub-advisory agreement.


   For
           5,271,724
   Against
              184,363
   Abstain
              132,899
   Broker Non-Votes
           1,741,018
      Total
           7,330,004



Proxy materials are herein
incorporated by reference to the
SEC filing on June 16, 2014,
under Conformed Submission
Type DEF14A, accession
number 0001193125-14-236561.